Exhibit 99.1

DXC Technology Announces CFO, Paul Saleh, to Join

U.S. State and Local Health and Human Services Business as CEO

New CFO search underway; Neil Manna, SVP and Controller, to serve as interim CFO

Confirms sale of U.S. State and Local Health and Human Services business to Veritas Capital on track to close on October 1, 2020

Reaffirms financial guidance for second quarter of fiscal year 2021

Tysons, VA, Sept. 16, 2020 – DXC Technology (NYSE:DXC) today announced that DXC Chief Financial Officer, Paul Saleh, has been named Chief Executive Officer of DXC’s U.S. State and Local Health and Human Services business, effective upon closing of the sale of the business to Veritas Capital. Paul’s appointment as the CEO ensures continuity of management and an effective transition, delivering significant value to both employees and customers as this business becomes a standalone organization. Paul will continue to serve as DXC CFO until the closing of the sale.

DXC is conducting an external search for a new CFO. DXC veteran Neil Manna, Senior Vice-President & Corporate Controller, will serve as interim CFO.

“It is very rewarding to see this opportunity develop for Paul,” said DXC President & CEO Mike Salvino. “It has allowed him to build on the foundation of his experience with DXC to move from CFO to the CEO of this business, and I want to thank Paul for his contributions to the company over the past eight years.”

DXC has confirmed that it is on track to complete the sale of the U.S. State and Local Health and Human Services business to Veritas Capital on October 1, 2020. DXC also reaffirmed guidance for Q2 of FY21.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

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Contacts

Rich Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com

Forward-Looking Statement

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside DXC’s control. Many factors could cause actual results to differ materially from such forward-looking statements with respect to the transaction announced above, including risks relating to: the completion of the transaction on anticipated timing, including obtaining regulatory and third-party approvals; conditions in the credit markets; anticipated tax treatment for the proposed transaction; unforeseen liabilities; loss of revenues; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; and the delay or business disruption caused by difficulties in separating the divested business from DXC’s remaining businesses. For a written description of the factors that could cause actual results of DXC’s business to differ materially from these forward-looking statements, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as updated in subsequent SEC filings including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which readers are urged to review in detail, as it contains important information regarding risks, uncertainties and other factors that could cause actual results to differ from the plans, expectations and other matters described in this press release. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. DXC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.